KEYCORP REPORTS THIRD QUARTER 2026 NET INCOME OF $537 MILLION,
OR $0.51 PER DILUTED COMMON SHARE; DILUTED EPS INCREASED 24% YEAR-OVER-YEAR

Record revenue of $2.04 billion, up 8% year-over-year and 4% sequentially

Net interest margin of 2.95%, up 20 basis points year-over-year and 6 basis points sequentially

Deposit growth outpaced loan growth - average deposits increased $3.6 billion sequentially while average loans held for investment increased $1.5 billion

Investment banking and debt placement fees up 27% sequentially

Common Equity Tier 1 ratio of 11.1%(a); repurchased $320 million of common shares during the quarter

Generated a return on tangible common equity(b) exceeding 15%

    CLEVELAND, October 20, 2026 - KeyCorp (NYSE: KEY) announced third quarter of 2026 net income from continuing operations attributable to Key common shareholders of $537 million, or $0.51 per diluted common share. For the second quarter of 2026, net income from continuing operations attributable to Key common shareholders was $472 million, or $0.44 per diluted common share. For the third quarter of 2025, KeyCorp reported net income from continuing operations attributable to Key common shareholders of $454 million, or $0.41 per diluted common share, or adjusted net income of $450 million, or $0.41 per diluted common share(b). The third quarter of 2025 included a $4 million after-tax benefit related to the updated FDIC special assessment(c).

Comments from Chairman and CEO, Chris Gorman
"Our third quarter results reflect the strength of Key's relationship-driven franchise, the disciplined execution of our strategy, and the momentum we are building across the business. We delivered record revenue and record pre-provision net revenue(b), while generating a return on tangible common equity exceeding 15%(b). These results reinforce our confidence in achieving and sustaining a return on tangible common equity of 15%+ by the end of 2027.

Our performance this quarter demonstrates the power of our balanced business model. Average deposit balances increased $3.6 billion sequentially, supporting continued net interest margin expansion. Our capital markets team delivered strong results with investment banking and debt placement fees increasing 27% sequentially. Concurrently, we maintained our disciplined approach to risk management, evidenced by broad-based improvement in credit quality metrics, including lower net charge-offs and nonperforming assets.

Client engagement remains strong, supported by a constructive economic environment and continued confidence among the businesses and communities we serve. We continue to see opportunities to deepen client relationships, capture additional share of wallet, and drive sustainable growth across the franchise. Key is well positioned to perform across a broad range of economic scenarios, supported by our solid capital levels, strong liquidity profile, and well-diversified business mix.

The ongoing investments we have made in teammates and technology are translating into stronger performance today while concurrently positioning us for greater value in the future. Looking ahead, we remain focused on executing with discipline, capturing the significant organic growth opportunities across our franchise, and delivering significant value for all our stakeholders."

(a)September 30, 2026 ratio is estimated.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures. The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)See table on page 24 for more information on Selected Items Impact on Earnings.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Selected Financial Highlights

Dollars in millions, except per share data				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Income (loss) from continuing operations attributable to Key common shareholders	$537	$472	$454	13.8%	18.3%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	0.51	0.44	0.41	15.9	24.4
Book value at period end	15.01	16.19	15.86	(7.3)	(5.4)
Return on average tangible common equity from continuing operations (a)	15.11%	12.89%	12.51%	222 bps	260 bps
Return on average total assets from continuing operations	1.21	1.08	1.04	13	17
Common Equity Tier 1 ratio (b)	11.1	11.2	11.8	(10)	(70)
Net interest margin (TE) from continuing operations	2.95	2.89	2.75	6	20

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)September 30, 2026 ratio is estimated.
TE = Taxable-equivalent

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Net interest income	$1,300	$1,250	$1,184	4.0%	9.8%
Noninterest income	744	706	702	5.4	6.0
Total revenue	2,044	1,956	1,886	4.5%	8.4%
Taxable-equivalent adjustment	8	8	9	0.0%	(11.1)%
Total revenue (TE) (a)	$2,052	$1,964	$1,895	4.5%	8.3%

Net interest income (TE) (a)	$1,308	$1,258	$1,193	4.0%	9.6%

(a)     The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures. The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
TE = Taxable-equivalent

Taxable-equivalent net interest income was $1.31 billion for the third quarter of 2026 and the net interest margin was 2.95%. Compared to the third quarter of 2025, net interest income increased by $115 million, and the net interest margin increased by 20 basis points. These increases reflect a reduction in deposit costs as a result of declining interest rates and proactive deposit beta management, the reinvestment of proceeds from maturing low-yielding investment securities and fixed-rate swaps into higher yielding investments, an expanding balance sheet, and a continued strategic shift towards higher-yielding commercial and industrial loans. These benefits were partially offset by the impact of lower interest rates on repricing earning assets.

Compared to the second quarter of 2026, taxable-equivalent net interest income increased by $50 million, and the net interest margin increased by 6 basis points. These increases reflect growth in commercial and industrial loans and higher deposit balances, the reinvestment of proceeds from maturing low-yielding investment securities and fixed-rate swaps into higher-yielding investments, and the impact of higher interest rates on repricing earning assets. Additionally, net interest income benefited from one additional day in the third quarter of 2026 compared to the second quarter of 2026.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Noninterest Income

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Investment banking and debt placement fees	$214	$169	$184	26.6%	16.3%
Trust and investment services income	165	159	150	3.8	10.0
Cards and payments income	93	94	86	(1.1)	8.1
Service charges on deposit accounts	79	77	75	2.6	5.3
Corporate services income	72	80	72	(10.0)	—
Commercial mortgage servicing fees	53	49	73	8.2	(27.4)
Corporate-owned life insurance income	35	33	35	6.1	—
Consumer mortgage income	14	17	14	(17.6)	—
Operating lease income and other leasing gains	9	10	11	(10.0)	(18.2)
Other income	9	15	8	(40.0)	12.5
Net securities gains (losses)	1	3	(6)	(66.7)	N/M
Total noninterest income	$744	$706	$702	5.4%	6.0%

N/M = Not Meaningful

Compared to the third quarter of 2025, noninterest income increased by $42 million. The increase was driven by a $30 million increase in investment banking and debt placement fees, a $15 million increase in trust and investment services income, and a $7 million increase in cards and payments income. These were partially offset by a $20 million decrease in commercial mortgage servicing fees.

Compared to the second quarter of 2026, noninterest income increased by $38 million. The increase was driven by a $45 million increase in investment banking and debt placement fees, and a $6 million increase in trust and investment services income. These were partially offset by an $8 million decrease in corporate services income and a $6 million decrease in other income.

Noninterest Expense

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Personnel expense	$815	$786	$742	3.7%	9.8%
Computer processing	116	108	105	7.4	10.5
Net occupancy	67	68	65	(1.5)	3.1
Business services and professional fees	46	46	44	—	4.5
Marketing	23	22	22	4.5	4.5
Equipment	21	22	20	(4.5)	5.0
Operating lease expense	6	7	9	(14.3)	(33.3)
Other expense	151	158	170	(4.4)	(11.2)
Total noninterest expense	$1,245	$1,217	$1,177	2.3%	5.8%

Compared to the third quarter of 2025, noninterest expense increased by $68 million. The increase was predominantly driven by a $73 million increase in personnel expense primarily related to continued investments in people, employee benefits, and incentive compensation associated with noninterest income growth. These were partially offset by a $19 million decrease in other expense, despite a $5 million benefit associated with the updated FDIC special assessment in the third quarter of 2025.

    Compared to the second quarter of 2026, noninterest expense increased by $28 million. The increase was predominantly driven by a $29 million increase in personnel expense, primarily related to incentive compensation and continued investments in people. These were partially offset by a $7 million decrease in other expense.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Commercial and industrial (a)	$64,421	$62,134	$56,571	3.7%	13.9%
Other commercial loans	18,656	18,844	18,826	(1.0)	(0.9)
Total consumer loans	28,508	29,094	30,830	(2.0)	(7.5)
Total loans	$111,585	$110,072	$106,227	1.4%	5.0%

(a)Commercial and industrial average loan balances include $204 million, $209 million, and $214 million of assets from commercial credit cards at September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

Average loans held for investment were $111.6 billion for the third quarter of 2026, an increase of $5.4 billion compared to the third quarter of 2025. Average commercial loans increased by $7.7 billion, driven by an increase in commercial and industrial loans. Average consumer loans declined by $2.3 billion, reflecting continued run-off across all consumer loan categories.

Compared to the second quarter of 2026, average loans held for investment increased by $1.5 billion. Average commercial loans increased $2.1 billion, driven by an increase in commercial and industrial loans. Average consumer loans declined by $586 million, reflective of the intentional run-off of low-yielding loans.

Average Deposits

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Non-time deposits	$139,125	$135,828	$135,135	2.4%	3.0%
Time deposits	12,050	11,749	15,239	2.6	(20.9)
Total deposits	$151,175	$147,577	$150,374	2.4%	0.5%

Cost of total deposits	1.66%	1.63%	1.97%	3 bps	(31) bps

    Average deposits totaled $151.2 billion for the third quarter of 2026, an increase of $801 million compared to the year-ago quarter, reflecting growth in demand deposits and money market deposits, partially offset by a decline in time deposits. The rate paid on interest-bearing deposits decreased 39 basis points to 2.04%, while the overall cost of deposits declined 31 basis points to 1.66%.

Compared to the second quarter of 2026, average deposits increased by $3.6 billion. The increase was primarily driven by growth in demand deposits and money market deposits, as well as an increase in noninterest-bearing deposits. The rate paid on interest-bearing deposits increased 3 basis points, and the overall cost of deposits increased 3 basis points.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

ASSET QUALITY

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Net loan charge-offs	$89	$115	$114	(22.6)%	(21.9)%
Net loan charge-offs to average total loans	0.32%	0.42%	0.42%	(10) bps	(10) bps
Nonperforming loans at period end	$618	$809	$658	(23.6)%	(6.1)%
Nonperforming loans to period-end portfolio loans	0.55%	0.73%	0.62%	(18) bps	(7) bps
Nonperforming assets at period end	$627	$818	$668	(23.3)%	(6.1)%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.55%	0.74%	0.63%	(19) bps	(8) bps
Allowance for loan and lease losses	$1,398	$1,445	$1,444	(3.3)%	(3.2)%
Allowance for credit losses	1,694	1,722	1,736	(1.6)%	(2.4)%
Allowance for credit losses to period-end loans	1.50%	1.56%	1.64%	(6) bps	(14) bps
Provision for credit losses	$61	$92	$107	(33.7)%	(43.0)%
Allowance for loan and lease losses to nonperforming loans	226%	179%	219%	N/M	N/M
Allowance for credit losses to nonperforming loans	274	213	264	N/M	N/M

N/M = Not Meaningful

    Net loan charge-offs for the third quarter of 2026 totaled $89 million, or 0.32% of average total loans. These results compare to $114 million, or 0.42%, for the third quarter of 2025, and $115 million, or 0.42%, for the second quarter of 2026.

Key’s allowance for credit losses was $1.7 billion, or 1.50% of total period-end loans at September 30, 2026, compared to 1.64% at September 30, 2025, and 1.56% at June 30, 2026. Provision for credit losses were $61 million, compared to $107 million for the third quarter of 2025, and $92 million for the second quarter of 2026.

    At September 30, 2026, Key’s nonperforming loans totaled $618 million, which represented 0.55% of period-end portfolio loans. These results compare to 0.62% at September 30, 2025, and 0.73% at June 30, 2026. Nonperforming assets at September 30, 2026, totaled $627 million, and represented 0.55% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.63% at September 30, 2025, and 0.74% at June 30, 2026.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2026.

Capital Ratios

	9/30/2026	6/30/2026	9/30/2025
Common Equity Tier 1 (a)	11.1%	11.2%	11.8%
Tier 1 risk-based capital (a)	12.3	12.8	13.5
Total risk-based capital (a)	14.3	14.9	15.8
Tangible common equity to tangible assets (b)	6.9	7.7	8.1
Leverage (a)	9.9	10.3	10.4

(a)September 30, 2026 ratio is estimated.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the third quarter of 2026. As shown in the preceding table, at September 30, 2026, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.1% and 12.3%, respectively.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Summary of Changes in Common Shares Outstanding

In thousands				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Shares outstanding at beginning of period	1,072,035	1,087,293	1,112,453	(1.4)%	(3.6)%
Share repurchases	(14,184)	(15,531)	—	(8.7)	N/M
Shares issued/reissued under employee compensation plans (net of cancellations and returns)	325	273	499	19.0	(34.9)
Shares outstanding at end of period	1,058,176	1,072,035	1,112,952	(1.3)%	(4.9)%

N/M = Not Meaningful

    During the third quarter of 2026, Key declared a dividend of $.205 per common share. Shares outstanding decreased 1.3% from the second quarter of 2026, driven by $320 million of common share repurchases.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Revenue from continuing operations (TE)
Consumer Bank	$1,049	$1,010	$991	3.9%	5.9%
Commercial Bank	1,201	1,108	1,115	8.4	7.7
Other (a)	(198)	(154)	(211)	(28.6)	6.2
Total	$2,052	$1,964	$1,895	4.5%	8.3%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$211	$210	$208	0.5%	1.4%
Commercial Bank	516	423	440	22.0	17.3
Other (a)	(148)	(125)	(158)	(18.4)	6.3
Total	$579	$508	$490	14.0%	18.2%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represent the unallocated portion of nonearning assets of corporate support functions. Other also includes the residual net impact of our internal funds transfer pricing methodology, which arise from centrally managed interest rate activities and asset-liability repricing differences. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable-equivalent

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Consumer Bank

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Summary of operations
Net interest income (TE)	$793	$757	$748	4.8%	6.0%
Noninterest income	256	253	243	1.2	5.3
Total revenue (TE)	1,049	1,010	991	3.9	5.9
Provision for credit losses	55	26	40	111.5	37.5
Noninterest expense	716	707	677	1.3	5.8
Income (loss) before income taxes (TE)	278	277	274	0.4	1.5
Allocated income taxes (benefit) and TE adjustments	67	67	66	—	1.5
Net income (loss) attributable to Key	$211	$210	$208	0.5%	1.4%

Average balances
Loans and leases	$32,596	$33,287	$35,377	(2.1)%	(7.9)%
Total assets	35,952	36,690	38,421	(2.0)	(6.4)
Deposits	87,367	87,430	87,718	(0.1)	(0.4)

Assets under management at period end	$74,453	$74,204	$67,855	0.3%	9.7%

TE = Taxable-equivalent

Additional Consumer Bank Data

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Noninterest income
Trust and investment services income	$139	$135	$124	3.0%	12.1%
Service charges on deposit accounts	34	33	36	3.0	(5.6)
Cards and payments income	60	60	60	—	—
Consumer mortgage income	14	16	14	(12.5)	—
Other noninterest income	9	9	9	—	—
Total noninterest income	$256	$253	$243	1.2%	5.3%

Average deposit balances
Money market deposits	$36,874	$36,116	$35,278	2.1%	4.5%
Demand deposits	22,540	22,861	22,607	(1.4)	(0.3)
Savings deposits	4,143	4,238	4,291	(2.2)	(3.4)
Time deposits	9,539	10,102	11,110	(5.6)	(14.1)
Noninterest-bearing deposits	14,271	14,113	14,432	1.1	(1.1)
Total deposits	$87,367	$87,430	$87,718	(0.1)%	(0.4)%

Other data
Branches	935	939	942
Automated teller machines	1,088	1,107	1,152

Consumer Bank Summary of Operations (3Q26 vs. 3Q25)
•Key's Consumer Bank recorded net income attributable to Key of $211 million for the third quarter of 2026, compared to $208 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $45 million, or 6.0%
•Average loans and leases decreased $2.8 billion, or 7.9%, reflective of the continued run-off across all consumer loan categories
•Average deposits decreased $351 million, or 0.4%, driven by lower time deposits, partially offset by an increase in money market deposits
•Provision for credit losses increased $15 million, primarily reflecting a reserve build as a result of economic conditions
•Noninterest income increased $13 million, primarily driven by higher trust and investment services income
•Noninterest expense increased $39 million, primarily driven by an increase in personnel expense

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Commercial Bank

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Summary of operations
Net interest income (TE)	$748	$697	$686	7.3%	9.0%
Noninterest income	453	411	429	10.2	5.6
Total revenue (TE)	1,201	1,108	1,115	8.4	7.7
Provision for credit losses	8	67	68	(88.1)	(88.2)
Noninterest expense	529	504	486	5.0	8.8
Income (loss) before income taxes (TE)	664	537	561	23.6	18.4
Allocated income taxes and TE adjustments	148	114	121	29.8	22.3
Net income (loss) attributable to Key	$516	$423	$440	22.0%	17.3%

Average balances
Loans and leases	$78,556	$76,238	$70,328	3.0%	11.7%
Loans held for sale	1,425	936	1,224	52.2	16.4
Total assets	89,221	85,769	79,859	4.0	11.7
Deposits	60,718	58,895	58,524	3.1	3.7

TE = Taxable-equivalent

Additional Commercial Bank Data

Dollars in millions				Change 3Q26 vs.
	3Q26	2Q26	3Q25	2Q26	3Q25
Noninterest income
Investment banking and debt placement fees	$214	$169	$184	26.6%	16.3%
Trust and investment services income	26	24	26	8.3	—
Cards and payments income	28	29	21	(3.4)	33.3
Service charges on deposit accounts	45	44	38	2.3	18.4
Corporate services income	70	78	70	(10.3)	—
Commercial mortgage servicing fees	52	49	73	6.1	(28.8)
Operating lease income and other leasing gains	9	10	10	(10.0)	(10.0)
Other noninterest income	9	8	7	12.5	28.6
Total noninterest income	$453	$411	$429	10.2%	5.6%

Commercial Bank Summary of Operations (3Q26 vs. 3Q25)
•Key's Commercial Bank recorded net income attributable to Key of $516 million for the third quarter of 2026, compared to $440 million from the year-ago quarter
•Taxable-equivalent net interest income increased by $62 million, or 9.0%
•Average loan and lease balances increased $8.2 billion, or 11.7%, driven by an increase in commercial and industrial loans
•Average deposit balances increased $2.2 billion, reflecting higher client deposit balances
•Provision for credit losses decreased $60 million, driven by a reserve release reflective of portfolio changes and lower net charge-offs
•Noninterest income increased $24 million, primarily driven by higher investment banking and debt placement fees, and service charges on deposit accounts
•Noninterest expense increased $43 million, driven by an increase in personnel expense

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

*******************************************

KeyCorp's roots trace back more than 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $193 billion at September 30, 2026.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 950 branches and approximately 1,100 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank Member FDIC.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

CONTACTS:

ANALYSTS	MEDIA
Troy Gates	Susan Donlan
216.689.3244	216.471.3133
Troy_Gates@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.471.4856	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
646.551.8917
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2025 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on October 20, 2026. A replay of the call will be available on our website through October 20, 2027.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

KeyCorp
Third Quarter 2026
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results
24	Selected Items Impact on Earnings

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable-Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	9/30/2026	6/30/2026	9/30/2025
Summary of operations
Net interest income (TE)	$1,308	$1,258	$1,193
Noninterest income	744	706	702
Total revenue (TE)	2,052	1,964	1,895
Provision for credit losses	61	92	107
Noninterest expense	1,245	1,217	1,177
Income (loss) from continuing operations attributable to Key	579	508	490
Income (loss) from discontinued operations, net of taxes	—	1	(1)
Net income (loss) attributable to Key	579	509	489

Income (loss) from continuing operations attributable to Key common shareholders	537	472	454
Income (loss) from discontinued operations, net of taxes	—	1	(1)
Net income (loss) attributable to Key common shareholders	537	473	453
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.51	$0.44	$0.41
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.51	0.44	0.41
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	0.51	0.44	0.41
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	0.51	0.44	0.41

Cash dividends declared	0.205	0.205	0.205
Book value at period end	15.01	16.19	15.86
Tangible book value at period end	12.35	13.62	13.38
Market price at period end	20.07	23.05	18.69
Performance ratios
From continuing operations:
Return on average total assets	1.21%	1.08%	1.04%
Return on average common equity	12.61	10.85	10.49
Return on average tangible common equity (b)	15.11	12.89	12.51
Net interest margin (TE)	2.95	2.89	2.75
Cash efficiency ratio (b)	60.6	61.9	61.8
From consolidated operations:
Return on average total assets	1.20%	1.08%	1.04%
Return on average common equity	12.61	10.87	10.47
Return on average tangible common equity (b)	15.11	12.91	12.48
Net interest margin (TE)	2.95	2.89	2.74
Loan to deposit (c)	74.3	73.0	71.0
Capital ratios at period end
Key shareholders’ equity to assets	9.2%	10.3%	10.7%
Key common shareholders’ equity to assets	8.2	9.1	9.4
Tangible common equity to tangible assets (b)	6.9	7.7	8.1
Common Equity Tier 1 (d)	11.1	11.2	11.8
Tier 1 risk-based capital (d)	12.3	12.8	13.5
Total risk-based capital (d)	14.3	14.9	15.8
Leverage (d)	9.9	10.3	10.4
Asset quality — from continuing operations
Net loan charge-offs	$89	$115	$114
Net loan charge-offs to average loans	0.32%	0.42%	0.42%
Allowance for loan and lease losses	$1,398	$1,445	$1,444
Allowance for credit losses	1,694	1,722	1,736
Allowance for loan and lease losses to period-end loans	1.24%	1.31%	1.36%
Allowance for credit losses to period-end loans	1.50	1.56	1.64
Allowance for loan and lease losses to nonperforming loans	226	179	219
Allowance for credit losses to nonperforming loans	274	213	264
Nonperforming loans at period-end	$618	$809	$658
Nonperforming assets at period-end	627	818	668
Nonperforming loans to period-end portfolio loans	0.55%	0.73%	0.62%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.55	0.74	0.63
Trust assets
Assets under management	$74,453	$74,204	$67,855
Other data
Average full-time equivalent employees	17,700	17,517	17,414
Branches	935	939	942
Taxable-equivalent adjustment	$8	$8	$9
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 15 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2026, ratio is estimated.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Nine months ended
	9/30/2026	9/30/2025
Summary of operations
Net interest income (TE)	$3,796	$3,448
Noninterest income	2,173	2,060
Total revenue (TE)	5,969	5,508
Provision for credit losses	259	363
Noninterest expense	3,643	3,462
Income (loss) from continuing operations attributable to Key	1,609	1,319
Income (loss) from discontinued operations, net of taxes	1	—
Net income (loss) attributable to Key	1,610	1,319

Income (loss) from continuing operations attributable to Key common shareholders	1,495	1,211
Income (loss) from discontinued operations, net of taxes	1	—
Net income (loss) attributable to Key common shareholders	1,496	1,211
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.39	$1.10
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	1.39	1.10
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.39	1.09
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.39	1.09
Cash dividends paid	0.62	0.62
Performance ratios
From continuing operations:
Return on average total assets	1.14%	0.94%
Return on average common equity	11.48	9.70
Return on average tangible common equity (b)	13.65	11.63
Net interest margin (TE)	2.91	2.66
Cash efficiency ratio (b)	60.9	62.6
From consolidated operations:
Return on average total assets	1.14%	0.94%
Return on average common equity	11.49	9.70
Return on average tangible common equity (b)	13.66	11.63
Net interest margin (TE)	2.90	2.66
Asset quality — from continuing operations
Net loan charge-offs	$305	$326
Net loan charge-offs to average total loans	0.37%	0.41%
Other data
Average full-time equivalent employees	17,562	17,169
Taxable-equivalent adjustment	24	27
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures defined and described below.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Adjusted return on average tangible common equity excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis. The adjusted cash efficiency ratio excludes significant or unusual items that management does not consider indicative of ongoing financial performance

Adjusted taxable-equivalent revenue or adjusted revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and selected items. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to those selected items.

Adjusted noninterest income and adjusted noninterest expense are non-GAAP measures in that they exclude significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension. The marked CET1 ratio differs from the defined CET1 regulatory capital ratio by including the impact of AFS and pension accumulated other comprehensive income (loss) (AOCI) amounts in the calculation of the capital ratio. These ratios are not defined in GAAP or federal banking regulations. As a result, these non-regulatory capital ratios disclosed may be considered non-GAAP financial measures. Management believes this measure provides useful information in light of the potential for change in the regulatory capital framework.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Net interest income (GAAP)	$1,300	$1,250	$1,184	$3,772	$3,421
Add: Taxable-equivalent adjustment	8	8	9	24	27
Net interest income TE (non-GAAP) (A)	$1,308	$1,258	$1,193	$3,796	$3,448

Net income (loss) attributable to Key common shareholders (GAAP) (B)	$537	$473	$453	$1,496	$1,211

Average Key shareholders' equity (GAAP)	$19,307	$19,947	$19,664	$19,878	$19,193
Less: Average intangible assets	2,796	2,756	2,767	2,770	2,772
Average preferred stock	2,409	2,500	2,500	2,469	2,500
Average tangible common equity (non-GAAP) (C)	$14,102	$14,691	$14,397	$14,639	$13,921

Key shareholders' equity (GAAP)	$17,809	$19,798	$20,102
Less: Intangible assets	2,814	2,755	2,765
Preferred stock (a)	1,927	2,446	2,446
Tangible common equity (non-GAAP) (D)	$13,068	$14,597	$14,891

Total assets (GAAP)	$193,102	$191,317	$187,409
Less: Intangible assets	2,814	2,755	2,765
Tangible assets (non-GAAP) (E)	$190,288	$188,562	$184,644

Tangible common equity to tangible assets ratio (non-GAAP) (D/E)	6.87%	7.74%	8.06%
Return on average tangible common equity consolidated (non-GAAP) (B/C)	15.11%	12.91%	12.48%	13.66%	11.63%

Common equity tier 1 (F)	$17,037	$17,016	$17,050
Add: AFS and Pension AOCI (loss)	(3,224)	(2,154)	(2,176)
Marked common equity tier 1 (non-GAAP) (G) (b)	$13,813	$14,862	$14,874

Risk-weighted assets (H) (c)	$153,761	$152,068	$144,428
Common equity tier 1 ratio (F/H) (c)	11.1%	11.2%	11.8%
Marked CET1 ratio (non-GAAP) (G/H) (b)(c)	9.0	9.8	10.3

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Nine months ended
	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Income (loss) from continuing operations attributable to Key common shareholders (GAAP) (I)	$537	$472	$454	$1,495	$1,211
Plus: Selected items (net of tax) (d)	—	—	(4)	—	(4)
Net income (loss) from continuing operations attributable to Key common shareholders, excluding selected items (non-GAAP) (J)	$537	$472	$450	$1,495	$1,207

Return on average tangible common equity from continuing operations (non-GAAP) (I/C)	15.11%	12.89%	12.51%	13.65%	11.63%
Adjusted return on average tangible common equity from continuing operations excluding selected items (non-GAAP) (J/C)	15.11	12.89	12.40	13.65	11.59

Noninterest income (GAAP) (K)	$744	$706	$702	$2,173	$2,060
Plus: Selected items (d)	—	—	—	—	—
Adjusted noninterest income (non-GAAP) (L)	$744	$706	$702	$2,173	$2,060

Noninterest expense (GAAP) (M)	$1,245	$1,217	$1,177	$3,643	$3,462
Less: Intangible asset amortization	2	2	5	6	15
Noninterest expense less intangible asset amortization (non-GAAP) (N)	$1,243	$1,215	$1,172	$3,637	$3,447
Plus: Selected items (d) (O)	—	—	5	—	5
Adjusted noninterest expense less intangible asset amortization (non-GAAP) (P)	$1,243	$1,215	$1,177	$3,637	$3,452

Adjusted noninterest expense (non-GAAP) (M+O)	$1,245	$1,217	$1,182	$3,643	$3,467

Total taxable-equivalent revenue (non-GAAP) (A+K) = (Q)	$2,052	$1,964	$1,895	$5,969	$5,508
Total adjusted taxable-equivalent revenue (non-GAAP) (A+L)	2,052	1,964	1,895	5,969	5,508
Cash efficiency ratio (non-GAAP) (N/Q)	60.58%	61.86%	61.85%	60.93%	62.58%
Adjusted cash efficiency ratio (non-GAAP) (P/Q)	60.58	61.86	62.11	60.93	62.67

Pre-provision net revenue from continuing operations (non-GAAP) (A+K-M)	$807	$747	$718	$2,326	$2,046
Plus: Selected items (d)	—	—	(5)	—	(5)
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$807	$747	$713	$2,326	$2,041

Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$0.51	$0.44	$0.41	$1.39	$1.09
Plus: EPS impact of selected items (d)	—	—	—	—	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP) (e)	$0.51	$0.44	$0.41	$1.39	$1.09

(a)Net of capital surplus.
(b)Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension.
(c)Amounts and ratios as of September 30, 2026 are estimated.
(d)Additional detail provided in Selected Items table on page 24.
(e)Earnings per share may not foot due to rounding.
GAAP = U.S. generally accepted accounting principles; TE = Taxable-equivalent

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Consolidated Balance Sheets
(Dollars in millions)

	9/30/2026	6/30/2026	9/30/2025
Assets
Loans	$112,993	$110,430	$105,902
Loans held for sale	1,159	1,198	998
Securities available for sale	36,311	38,459	40,456
Held-to-maturity securities	9,612	9,515	7,509
Trading account assets	925	936	972
Short-term investments	12,973	12,416	13,334
Other investments	1,281	1,230	921
Total earning assets	175,254	174,184	170,092
Allowance for loan and lease losses	(1,398)	(1,445)	(1,444)
Cash and due from banks	1,540	1,711	1,938
Premises and equipment	636	620	606
Goodwill	2,803	2,752	2,752
Other intangible assets	11	3	13
Corporate-owned life insurance	4,461	4,456	4,428
Accrued income and other assets	9,617	8,848	8,803
Discontinued assets	178	188	221
Total assets	$193,102	$191,317	$187,409

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$125,594	$122,196	$122,425
Noninterest-bearing deposits	28,220	30,893	28,340
Total deposits	153,814	153,089	150,765
Federal funds purchased and securities sold under repurchase agreements	49	5	10
Bank notes and other short-term borrowings	5,185	3,680	1,339
Accrued expense and other liabilities	4,772	3,778	4,276
Long-term debt	11,473	10,967	10,917
Total liabilities	175,293	171,519	167,307

Equity
Preferred stock	1,975	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,057	6,014	6,002
Retained earnings	16,194	15,873	15,111
Treasury stock, at cost	(3,809)	(3,492)	(2,619)
Accumulated other comprehensive income (loss)	(3,865)	(2,354)	(2,149)
Key shareholders’ equity	17,809	19,798	20,102
Total liabilities and equity	$193,102	$191,317	$187,409

Common shares outstanding (000)	1,058,176	1,072,035	1,112,952

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Interest income
Loans	$1,511	$1,463	$1,466	$4,390	$4,310
Loans held for sale	22	15	18	51	43
Securities available for sale	373	367	408	1,110	1,211
Held-to-maturity securities	98	95	64	279	188
Trading account assets	12	10	11	33	44
Short-term investments	107	101	156	311	487
Other investments	10	8	8	23	25
Total interest income	2,133	2,059	2,131	6,197	6,308
Interest expense
Deposits	634	600	748	1,832	2,231
Federal funds purchased and securities sold under repurchase agreements	11	19	4	44	9
Bank notes and other short-term borrowings	25	35	14	80	75
Long-term debt	163	155	181	469	572
Total interest expense	833	809	947	2,425	2,887
Net interest income	1,300	1,250	1,184	3,772	3,421
Provision for credit losses	61	92	107	259	363
Net interest income after provision for credit losses	1,239	1,158	1,077	3,513	3,058
Noninterest income
Investment banking and debt placement fees	214	169	184	580	537
Trust and investment services income	165	159	150	481	435
Cards and payments income	93	94	86	273	253
Service charges on deposit accounts	79	77	75	233	217
Corporate services income	72	80	72	223	213
Commercial mortgage servicing fees	53	49	73	164	219
Corporate-owned life insurance income	35	33	35	102	100
Consumer mortgage income	14	17	14	44	42
Operating lease income and other leasing gains	9	10	11	27	34
Other income	9	15	8	42	16
Net securities gains (losses)	1	3	(6)	4	(6)
Total noninterest income	744	706	702	2,173	2,060
Noninterest expense
Personnel	815	786	742	2,344	2,127
Computer processing	116	108	105	335	319
Net occupancy	67	68	65	203	201
Business services and professional fees	46	46	44	128	132
Marketing	23	22	22	63	67
Equipment	21	22	20	62	61
Operating lease expense	6	7	9	20	30
Other expense	151	158	170	488	525
Total noninterest expense	1,245	1,217	1,177	3,643	3,462
Income (loss) from continuing operations before income taxes	738	647	602	2,043	1,656
Income taxes (benefit)	159	139	112	434	337
Income (loss) from continuing operations	579	508	490	1,609	1,319
Income (loss) from discontinued operations, net of taxes	—	1	(1)	1	—
Net income (loss)	$579	$509	$489	$1,610	$1,319

Income (loss) from continuing operations attributable to Key common shareholders	$537	$472	$454	$1,495	$1,211
Net income (loss) attributable to Key common shareholders	537	473	453	1,496	1,211
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.51	$0.44	$0.41	$1.39	$1.10
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.51	0.44	0.41	1.39	1.10
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$0.51	$0.44	$0.41	$1.39	$1.09
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.51	0.44	0.41	1.39	1.09

Cash dividends declared per common share	$0.205	$0.205	$0.205	$0.615	$0.615

Weighted-average common shares outstanding (000)	1,054,951	1,071,229	1,100,830	1,070,808	1,099,520
Effect of common share options and other stock awards	9,315	8,779	9,845	9,395	8,864
Weighted-average common shares and potential common shares outstanding (000) (b)	1,064,266	1,080,008	1,110,675	1,080,203	1,108,384
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Third Quarter 2026			Second Quarter 2026			Third Quarter 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$64,421	$942	5.82%	$62,134	$896	5.78%	$56,571	$858	6.02%
Real estate — commercial mortgage	13,781	201	5.80	13,911	197	5.68	13,697	208	6.02
Real estate — construction	2,938	48	6.49	2,816	46	6.53	2,744	48	6.96
Commercial lease financing	1,937	19	3.87	2,117	20	3.77	2,385	22	3.62
Total commercial loans	83,077	1,210	5.79	80,978	1,159	5.73	75,397	1,136	5.98
Real estate — residential mortgage	17,988	152	3.37	18,305	153	3.35	19,140	160	3.34
Home equity loans	5,330	72	5.37	5,470	73	5.33	5,934	84	5.65
Other consumer loans	4,278	56	5.20	4,410	57	5.18	4,825	63	5.17
Credit cards	912	29	12.94	909	29	12.67	931	32	13.50
Total consumer loans	28,508	309	4.33	29,094	312	4.29	30,830	339	4.38
Total loans	111,585	1,519	5.42	110,072	1,471	5.35	106,227	1,475	5.51
Loans held for sale	1,523	22	5.70	1,085	15	5.68	1,291	18	5.81
Securities available for sale (b), (e)	37,960	373	3.64	38,518	367	3.58	40,310	408	3.77
Held-to-maturity securities (b)	9,488	98	4.13	9,425	95	4.05	7,168	64	3.59
Trading account assets	795	12	5.78	797	10	5.30	922	11	4.61
Short-term investments	11,198	107	3.80	10,705	101	3.79	13,463	156	4.60
Other investments (e)	1,216	10	3.33	1,214	8	2.66	966	8	3.29
Total earning assets	173,765	2,141	4.82	171,816	2,067	4.75	170,347	2,140	4.92
Allowance for loan and lease losses	(1,441)			(1,442)			(1,443)
Accrued income and other assets	18,295			17,926			18,234
Discontinued assets	182			192			227
Total assets	$190,801			$188,492			$187,365
Liabilities
Money market deposits	$43,996	$241	2.17%	$42,843	$225	2.11%	$41,953	$265	2.51%
Demand deposits	62,773	293	1.85	61,013	280	1.84	60,597	346	2.26
Savings deposits	4,348	1	0.06	4,406	1	0.04	4,478	1	0.05
Time deposits	12,050	99	3.28	11,749	94	3.21	15,239	136	3.54
Total interest-bearing deposits	123,167	634	2.04	120,011	600	2.01	122,267	748	2.43
Federal funds purchased and securities sold under repurchase agreements	1,275	11	3.74	2,002	19	3.71	368	4	4.32
Bank notes and other short-term borrowings	3,233	25	3.10	4,179	35	3.33	1,372	14	3.91
Long-term debt (f)	11,198	163	5.77	10,694	155	5.84	11,071	181	6.53
Total interest-bearing liabilities	138,873	833	2.38	136,886	809	2.37	135,078	947	2.78
Noninterest-bearing deposits	28,008			27,566			28,107
Accrued expense and other liabilities	4,431			3,901			4,289
Discontinued liabilities (f)	182			192			227
Total liabilities	$171,494			$168,545			$167,701
Equity
Total equity	$19,307			$19,947			$19,664
Total liabilities and equity	$190,801			$188,492			$187,365
Interest rate spread (TE)			2.44%			2.38%			2.14%
Net interest income (TE) and net interest margin (TE)		$1,308	2.95%		$1,258	2.89%		$1,193	2.75%
TE adjustment (b)		8			8			9
Net interest income, GAAP basis		$1,300			$1,250			$1,184
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $204 million, $209 million, and $214 million of assets from commercial credit cards for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $40.8 billion, $41.0 billion, and $43.1 billion for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively. Yield based on the fair value of securities available for sale was 3.93%, 3.81%, and 4.05% for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable-equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Nine months ended September 30, 2026			Nine months ended September 30, 2025
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$61,921	$2,681	5.78%	$55,317	$2,496	6.03%
Real estate — commercial mortgage	13,864	596	5.75	13,359	600	6.00
Real estate — construction	2,853	139	6.51	2,840	147	6.92
Commercial lease financing	2,088	60	3.82	2,520	68	3.58
Total commercial loans	80,726	3,476	5.75	74,036	3,311	5.98
Real estate — residential mortgage	18,293	460	3.36	19,439	487	3.34
Home equity loans	5,468	219	5.35	6,090	256	5.63
Other consumer loans	4,415	171	5.18	4,951	189	5.09
Credit cards	910	88	12.95	923	94	13.66
Total consumer loans	29,086	938	4.31	31,403	1,026	4.36
Total loans	109,812	4,414	5.37	105,439	4,337	5.50
Loans held for sale	1,235	51	5.48	960	43	6.03
Securities available for sale (b), (e)	38,622	1,110	3.60	40,118	1,211	3.74
Held-to-maturity securities (b)	9,239	279	4.03	7,160	188	3.50
Trading account assets	818	33	5.34	1,158	44	5.08
Short-term investments	11,013	311	3.78	14,048	487	4.63
Other investments (e)	1,169	23	2.68	972	25	3.47
Total earning assets	171,908	6,221	4.76	169,855	6,335	4.89
Allowance for loan and lease losses	(1,434)			(1,423)
Accrued income and other assets	17,931			18,247
Discontinued assets	192			240
Total assets	$188,597			$186,919
Liabilities
Money market deposits	$43,195	$689	2.13%	$42,182	$816	2.59%
Other demand deposits	61,759	852	1.85	58,416	965	2.21
Savings deposits	4,377	3	0.05	4,572	3	0.06
Time deposits	11,860	288	3.25	15,816	447	3.78
Total interest-bearing deposits	121,191	1,832	2.02	120,986	2,231	2.47
Federal funds purchased and securities sold under repurchase agreements	1,604	44	3.71	295	9	4.26
Bank notes and other short-term borrowings	3,335	80	3.22	2,308	75	4.35
Long-term debt (f)	10,697	469	5.85	11,643	572	6.57
Total interest-bearing liabilities	136,827	2,425	2.37	135,232	2,887	2.85
Noninterest-bearing deposits	27,506			27,807
Accrued expense and other liabilities	4,194			4,447
Discontinued liabilities (f)	192			240
Total liabilities	$168,719			$167,726
Equity
Total equity	$19,878			$19,193
Total liabilities and equity	$188,597			$186,919
Interest rate spread (TE)			2.40%			2.04%
Net interest income (TE) and net interest margin (TE)		$3,796	2.91%		$3,448	2.66%
TE adjustment (b)		24			27
Net interest income, GAAP basis		$3,772			$3,421

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2026, and September 30, 2025, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $206 million and $215 million of assets from commercial credit cards for the nine months ended September 30, 2026, and September 30, 2025, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $41.1 billion and $43.2 billion for the nine months ended September 30, 2026, and September 30, 2025, respectively. Yield based on the fair value of securities available for sale was 3.83% and 4.02% for the nine months ended September 30, 2026, and September 30, 2025, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable-equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Noninterest Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Personnel (a)	$815	$786	$742	$2,344	$2,127
Computer processing	116	108	105	335	319
Net occupancy	67	68	65	203	201
Business services and professional fees	46	46	44	128	132
Marketing	23	22	22	63	67
Equipment	21	22	20	62	61
Operating lease expense	6	7	9	20	30
Other expense	151	158	170	488	525
Total noninterest expense	$1,245	$1,217	$1,177	$3,643	$3,462
Average full-time equivalent employees (b)	17,700	17,517	17,414	17,562	17,169
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)
	Three months ended			Nine months ended
	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Salaries and contract labor	$463	$448	$437	$1,350	$1,269
Incentive and stock-based compensation	212	194	190	578	516
Employee benefits	137	140	112	404	329
Severance	3	4	3	12	13
Total personnel expense	$815	$786	$742	$2,344	$2,127

Loan Composition
(Dollars in millions)

				Change 9/30/2026 vs.
	9/30/2026	6/30/2026	9/30/2025	6/30/2026	9/30/2025
Commercial and industrial (a)	$66,073	$62,734	$56,791	5.3%	16.3%
Commercial real estate:
Commercial mortgage	13,816	13,941	13,378	(0.9)	3.3
Construction	2,919	2,896	2,817	0.8	3.6
Total commercial real estate loans	16,735	16,837	16,195	(0.6)	3.3
Commercial lease financing	1,914	1,997	2,333	(4.2)	(18.0)
Total commercial loans	84,722	81,568	75,319	3.9	12.5
Real estate — residential mortgage	17,868	18,178	19,008	(1.7)	(6.0)
Home equity loans	5,266	5,408	5,863	(2.6)	(10.2)
Other consumer loans	4,213	4,349	4,779	(3.1)	(11.8)
Credit cards	924	927	933	(0.3)	(1.0)
Total consumer loans	28,271	28,862	30,583	(2.0)	(7.6)
Total loans (b), (c)	$112,993	$110,430	$105,902	2.3%	6.7%
(a)Loan balances include $203 million, $208 million, and $212 million of commercial credit card balances at September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(b)Total loans exclude loans of $171 million at September 30, 2026, $182 million at June 30, 2026, and $216 million at September 30, 2025, related to the discontinued operations of the education lending business.
(c)Accrued interest of $464 million, $453 million, and $472 million at September 30, 2026, June 30, 2026, and September 30, 2025, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 9/30/2026 vs.
	9/30/2026	6/30/2026	9/30/2025	6/30/2026	9/30/2025
Commercial and industrial	$586	$559	$130	4.8%	350.8%
Real estate — commercial mortgage	509	435	806	17.0	(36.8)
Real estate — residential mortgage	64	204	62	(68.6)	3.2
Total loans held for sale	$1,159	$1,198	$998	(3.3)%	16.1%

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	3Q26	2Q26	1Q26	4Q25	3Q25
Balance at beginning of period	$1,198	$876	$1,077	$998	$530
New originations	2,525	2,099	2,034	3,356	3,471
Transfers from (to) held to maturity, net	33	34	(13)	(35)	—
Loan sales	(2,577)	(1,721)	(2,201)	(3,232)	(2,956)
Loan draws (payments), net	(22)	(89)	(25)	(10)	(42)
Valuation and other adjustments	2	(1)	4	—	(5)
Balance at end of period	$1,159	$1,198	$876	$1,077	$998

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Average loans outstanding	$111,585	$110,072	$106,227	$109,812	$105,439
Allowance for loan and lease losses at the beginning of the period	$1,445	$1,449	$1,446	$1,427	$1,409
Loans charged off:
Commercial and industrial	81	84	87	255	243

Real estate — commercial mortgage	11	20	27	32	69
Real estate — construction	1	—	—	1	—
Total commercial real estate loans	12	20	27	33	69
Commercial lease financing	—	1	—	1	2
Total commercial loans	93	105	114	289	314
Real estate — residential mortgage	1	1	—	2	1
Home equity loans	1	—	—	2	1
Other consumer loans	16	14	15	45	42
Credit cards	10	11	11	31	35
Total consumer loans	28	26	26	80	79
Total loans charged off	121	131	140	369	393
Recoveries:
Commercial and industrial	18	9	21	37	50

Real estate — commercial mortgage	7	1	—	8	1
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	7	1	—	8	1
Commercial lease financing	—	—	—	—	—
Total commercial loans	25	10	21	45	51
Real estate — residential mortgage	1	1	1	3	3
Home equity loans	1	—	—	2	2
Other consumer loans	3	3	2	8	6
Credit cards	2	2	2	6	5
Total consumer loans	7	6	5	19	16
Total recoveries	32	16	26	64	67
Net loan charge-offs	(89)	(115)	(114)	(305)	(326)
Provision (credit) for loan and lease losses	42	111	112	276	361
Allowance for loan and lease losses at end of period	$1,398	$1,445	$1,444	$1,398	$1,444

Liability for credit losses on lending-related commitments at beginning of period	$277	$296	$297	$313	$290
Provision (credit) for losses on lending-related commitments	19	(19)	(5)	(17)	2
Liability for credit losses on lending-related commitments at end of period (a)	$296	$277	$292	$296	$292

Total allowance for credit losses at end of period	$1,694	$1,722	$1,736	$1,694	$1,736

Net loan charge-offs to average total loans	0.32%	0.42%	0.42%	0.37%	0.41%
Allowance for loan and lease losses to period-end loans	1.24	1.31	1.36	1.24	1.36
Allowance for credit losses to period-end loans	1.50	1.56	1.64	1.50	1.64
Allowance for loan and lease losses to nonperforming loans	226	179	219	226	219
Allowance for credit losses to nonperforming loans	274	213	264	274	264

Discontinued operations — education lending business:
Loans charged off	$1	$—	$1	$2	$2
Recoveries	1	—	1	1	1
Net loan charge-offs	$—	$—	$—	$(1)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	3Q26	2Q26	1Q26	4Q25	3Q25
Net loan charge-offs	$89	$115	$101	$104	$114
Net loan charge-offs to average total loans	0.32%	0.42%	0.38%	0.39%	0.42%
Allowance for loan and lease losses	$1,398	$1,445	$1,449	$1,427	$1,444
Allowance for credit losses (a)	1,694	1,722	1,745	1,740	1,736
Allowance for loan and lease losses to period-end loans	1.24%	1.31%	1.33%	1.34%	1.36%
Allowance for credit losses to period-end loans	1.50	1.56	1.60	1.63	1.64
Allowance for loan and lease losses to nonperforming loans	226	179	212	232	219
Allowance for credit losses to nonperforming loans	274	213	256	283	264
Nonperforming loans at period end	$618	$809	$682	$615	$658
Nonperforming assets at period end	627	818	692	627	668
Nonperforming loans to period-end portfolio loans	0.55%	0.73%	0.62%	0.58%	0.62%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.55	0.74	0.63	0.59	0.63
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Commercial and industrial	$274	$358	$284	$256	$253

Real estate — commercial mortgage	154	256	190	157	214
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	154	256	190	157	214
Commercial lease financing	5	6	6	7	—
Total commercial loans	433	620	480	420	467
Real estate — residential mortgage	98	100	115	104	98
Home equity loans	77	79	76	80	82
Other consumer loans	4	4	4	4	4
Credit cards	6	6	7	7	7
Total consumer loans	185	189	202	195	191
Total nonperforming loans (a)	618	809	682	615	658
OREO	9	9	10	9	10
Nonperforming loans held for sale	—	—	—	3	—
Total nonperforming assets	$627	$818	$692	$627	$668
Accruing loans past due 90 days or more	$79	$85	$153	$99	$110
Accruing loans past due 30 through 89 days	153	138	137	220	254
Nonperforming assets from discontinued operations — education lending business	1	1	2	2	2
Nonperforming loans to period-end portfolio loans	0.55%	0.73%	0.62%	0.58%	0.62%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	0.55	0.74	0.63	0.59	0.63

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	3Q26	2Q26	1Q26	4Q25	3Q25
Balance at beginning of period	$809	$682	$615	$658	$696
Loans placed on nonaccrual status	165	365	253	248	210
Charge-offs	(121)	(131)	(117)	(124)	(140)
Loans sold	(28)	(33)	(2)	(7)	(13)
Payments	(190)	(38)	(37)	(124)	(68)
Transfers to OREO	(1)	(1)	(1)	(1)	(1)
Loans returned to accrual status	(16)	(35)	(29)	(35)	(26)
Balance at end of period	$618	$809	$682	$615	$658

KeyCorp Reports Third Quarter 2026 Results
October 20, 2026

Line of Business Results
(Dollars in millions)
						Change 3Q26 vs.
	3Q26	2Q26	1Q26	4Q25	3Q25	2Q26	3Q25
Consumer Bank
Summary of operations
Total revenue (TE)	$1,049	$1,010	$978	$997	$991	3.9%	5.9%
Provision for credit losses	55	26	40	32	40	111.5	37.5
Noninterest expense	716	707	693	717	677	1.3	5.8
Net income (loss) attributable to Key	211	210	185	188	208	0.5	1.4
Average loans and leases	32,596	33,287	33,997	34,684	35,377	(2.1)	(7.9)
Average deposits	87,367	87,430	87,796	87,738	87,718	(0.1)	(0.4)
Net loan charge-offs	47	45	40	49	49	4.4	(4.1)
Net loan charge-offs to average total loans	0.57%	0.54%	0.48%	0.56%	0.55%	5.6	3.6
Nonperforming assets at period end	$248	$253	$270	$262	$266	(2.0)	(6.8)
Return on average allocated equity	30.54%	30.52%	26.46%	25.88%	27.62%	0.1	10.6

Commercial Bank
Summary of operations
Total revenue (TE)	$1,201	$1,108	$1,119	$1,197	$1,115	8.4%	7.7%
Provision for credit losses	8	67	70	73	68	(88.1)	(88.2)
Noninterest expense	529	504	475	517	486	5.0	8.8
Net income (loss) attributable to Key	516	423	451	472	440	22.0	17.3
Average loans and leases	78,556	76,238	73,146	71,107	70,328	3.0	11.7
Average loans held for sale	1,425	936	958	1,140	1,224	52.2	16.4
Average deposits	60,718	58,895	58,929	60,485	58,524	3.1	3.7
Net loan charge-offs	42	71	64	53	64	(40.8)	(34.4)
Net loan charge-offs to average total loans	0.21%	0.37%	0.35%	0.30%	0.36%	(43.2)	(41.7)
Nonperforming assets at period end	$379	$565	$422	$365	$402	(32.9)	(5.7)
Return on average allocated equity	19.45%	16.40%	18.10%	18.85%	17.87%	18.6	8.8
TE = Taxable-equivalent

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(b), (d)
Three months ended September 30, 2026
No items	$—	$—	$—
Three months ended June 30, 2026
No items	—	—	—
Three months ended March 31, 2026
No items	—	—	—
Three months ended December 31, 2025
FDIC special assessment (other expense)(c)	21	16	0.01
Three months ended September 30, 2025
FDIC special assessment (other expense)(c)	5	4	—

Year to date results
Nine months ended September 30, 2026
No items	$—	$—	$—
Nine months ended September 30, 2025
FDIC special assessment (other expense)(c)	5	4	—

(a)Favorable (unfavorable) impact.
(b)Impact to EPS reflected on a fully diluted basis.
(c)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(d)Earnings per share may not foot due to rounding.